STATEMENT UNDER OATH OF CHIEF EXECUTIVE OFFICER
                        REGARDING FACTS AND CIRCUMSTANCES
                        RELATING TO EXCHANGE ACT FILINGS


I,  J.  Patrick  Mulcahy,  state  and  attest  that:

1. To the best of my knowledge, based upon a review of the covered reports of Energizer Holdings, Inc., and, except as corrected or supplemented in a subsequent covered report:

- No covered reports contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
- No covered report omitted to state a material fact necessary to make statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2. I have reviewed the contents of this statement with the Company's Audit Committee.

3. In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

-     Energizer  Holdings,  Inc. Form 10K for the year ended September 30, 2001;
- All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Energizer Holdings, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
-     Any  amendments  to  any  of  the  foregoing.

                                       Subscribed and sworn to before me this
                                       25th day of July, 2002.


/s/ J. Patrick Mulcahy                 /s/ Melissa A. Nazzoli
----------------------                 --------------------------------------
Signature                              Notary Public

Name:  J. Patrick Mulcahy              My Commission Expires:
Date:  7/25/02
                                       September 12, 2004

(Seal)